Exhibit 3.13

State of Delaware Secretary of State Division of Corporations Delivered 01:48 PM 04/18/2007 FILED 01:47 PM 04/18/2007 SRV 070448794 — 4336500 FILE
CERTIFICATE OF FORMATION

OF

MEDASSETS FINANCIAL SERVICES LLC
Under Section 18-201 of the Delaware

Limited Liability Company Act
     This Certificate of Formation of MedAssets Financial Services LLC (the “Company”), dated as of April 18, 2007 is being duly executed and filed by Morgan D. Elwyn, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C. Section 18-101, et seq.).
     FIRST: The name of the limited liability company formed hereby is MedAssets Financial Services LLC.
     SECOND: The address of the Company’s registered office in the State of Delaware is c/o Corporation Trust Company, 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801.
     THIRD: The name of the Company’s registered agent for service of process at that address is Corporation Trust Company, 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801.
     FOURTH: This Certificate of Formation shall be effective on the date it is filed with the Secretary of the State of Delaware.
     IN WITNESS WHEREOF, I have subscribed this certificate and do hereby affirm the foregoing as true under the penalties of perjury, this 18th day of April, 2007.

/s/ Morgan D. Elwyn
Morgan D. Elwyn
Sole Organizer

State of Delaware Secretary of State Division of Corporations Delivered 03:47 PM 08/19/2008 FILED 03:38 PM 08/19/2008 SRV 080884316 — 4336500 FILE
CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF FORMATION
OF
MEDASSETS FINANCIAL SERVICES LLC
Under Section 18-202 of the Delaware
Limited Liability Company Act
          This Certificate of Amendment of Certificate of Formation of MedAssets Financial Services LLC (the “LLC”), dated as of August 19, 2008, is being duly executed and filed by the undersigned, as the sole member, to amend the Certificate of Formation of the LLC pursuant to Section 18-202 of the Delaware Limited Liability Company Act.
          FIRST: The name of the limited liability company is MedAssets Financial Services LLC.
          SECOND: The certificate of formation of the LLC, filed with the Secretary of State of the State of Delaware on April 18, 2007, is hereby amended by deleting in its entirety “FIRST. The name of the limited liability company formed hereby is ‘MedAssets Financial Services LLC.’” and substituting in lieu thereof the following:
          “FIRST. The name of the limited liability company hereby is ‘MedAssets Services LLC.’”
          IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment as of the date first above written.

MedAssets Net Revenue Systems, LLC, as Sole Member
/s/ Jonathan H. Glenn
Jonathan H. Glenn
Executive Vice President

State of Delaware Secretary of State Division of Corporations Delivered 12:13 PM 03/18/2009 FILED 11:46 AM 03/18/2009 SRV 090278050 — 4336500 FILE
Certificate of Amendment to Certificate of Formation
of
MEDASSETS SERVICES LLC
It is hereby certified that:
          1. The name of the limited liability company (hereinafter called the “limited liability company”) is:
MEDASSETS SERVICES LLC
          2. The certificate of formation of the limited liability company is hereby amended by striking out the statement relating to the limited liability company’s registered agent and registered office and by substituting in lieu thereof the following new statement:
“The address of the registered office and the name and the address of the registered agent of the limited liability company required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act are Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808.”
Executed on March 18, 2009.

/s/ Jonathan H. Glenn
Name:	Jonathan H. Glenn
Title:	Authorized Person

DE LL D-:CERTIFICATE OF AMENDMENT TO CERTIFICATE OF FORMATION 01/98 (#3048)